UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, Ohio	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2024, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the stockholders of the Company voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 5, 2024. There were 64,235,918 shares of common stock present at the Annual Meeting in person or by proxy, which represented 71.78% of the combined voting power of the Company’s common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote on each matter to be acted on at the Annual Meeting for each share held as of the close of business on March 18, 2024. The voting results for each of the six proposals are detailed below.

Proposal 1:

The approval of amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board of Directors of the Company (the “Board”) and provide for annual elections of all directors beginning at the 2026 annual meeting of stockholders, did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
55,347,136	470,634	29,093	8,389,055

Proposal 2:

The election of Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller to serve as Class I directors of the Company to serve until the Company’s 2026 annual meeting of stockholders was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 was not approved at the Annual Meeting, Proposal 2 was deemed null and void.

Proposal 3:

As Proposal 1 was not approved, the stockholders elected Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller to serve as Class III directors of the Company, each to serve a term of three years expiring at the Company’s 2027 annual meeting of stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Henry E. Bartoli	50,795,976	5,050,887	8,389,055
Naomi L. Bonnes	54,592,576	1,254,287	8,389,055
Philip D. Moeller	45,300,268	10,546,595	8,389,055

Proposal 4:

The approval of amendments to the Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Company’s Amended and Restated Bylaws did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
54,863,327	928,289	55,247	8,389,055

Proposal 5:

The stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The voting results were as follows:

Votes For	Votes Against	Abstain
63,995,387	192,157	48,374

Proposal 6:

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
53,823,307	1,898,873	124,683	8,389,055

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date: May 21, 2024	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer